                                                                   EXHIBIT 23(a)








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-3 of our report dated March 11, 1994, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1993, and to the reference to us under the heading "Experts and Legality" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Dallas, Texas
October 6, 1994